EXHIBIT 99.1

Contact(s): Visteon Corporation Craig Miner 313-390-5788 lminer1@visteon.com	Media Inquiries: Public Affairs 5500 Auto Club Drive Suite 2W329 Dearborn, MI 48126

Investor Inquiries: Kent Niederhofer 313-390-1467 kniederh@visteon.com

FOR IMMEDIATE RELEASE

VISTEON DECLARES THIRD QUARTER DIVIDEND

DEARBORN, Mich., July 14, 2000 — The Board of Directors of Visteon Corporation (NYSE: VC) declared a quarterly dividend of $0.06 per share on the company’s common stock. The dividend is payable on September 1, 2000, to shareholders of record as of August 2, 2000.

“This inaugural dividend, declared just two weeks after we became an independent company, is an initial expression of our commitment to shareholders on our road to becoming the world’s leading supplier of integrated automotive technology systems,” said Visteon Chairman, President and CEO Peter J. Pestillo.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 23 countries. It has 81,000 employees working in three business segments: Dynamics and Energy Conversion; Comfort, Communication and Safety; and Glass.

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